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                                                                    Exhibit 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 27, 2000, included in iGate Capital Corporation's Form 10-K for the year ended December 31, 1999, filed March 30, 2000, as amended by the Form 10-K/A filed May 1, 2000, and to all references to our Firm included in this registration statement.


/s/  ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania

August 31, 2000